Agreement to Cancel the Contract of Lease of Property
and
Amended and Restated Convertible Promissory Note

(As approved by the Board of Directors of China Health Resource, Inc.,
Effective July 30, 2009)

This Agreement to Cancel the Contract of Lease Property and Amended and Restated Convertible Promissory Note, dated and effective as of 30 July 2009, (“Agreement”) is made by:

Sichuan Yinfa Resource Development Co., Ltd. (“SYRD”),

Address:  No. 188 Xishan Road, Chuanshan District, Suining City, Sichuan Province, P.R. China 629000; with Mr. Lei Guo (“Trustee”), ID Number:  510902197810125758, acting as Trustee of SYRD, and located at
Address:  No. 188 Xishan Road, Chuanshan District, Suining City, Sichuan Province, P.R. China 629000; and

China Health Resource, Inc. (“CHRI”)
Address:  343 Sui Zhou Zhong Road, Suining City, Sichuan Province, P.R. China.

CHRI and SYRD may hereinafter also be referred to individually as a “party” and collectively as the “parties.”   Mr. Lei Guo is a party to this Agreement for the sole purpose of being obligated to surrender the stock certificate(s) evidencing the 12,605,615 shares of Class A Common Stock issued to Mr. Lei Guo and to do so in accordance with paragraph 4 below.

RECITALS

Contract of Lease of Property and Amended Restated Convertible Promissory Note

Whereas, On December 16, 2008, a Contract of Lease of Property was entered into between Mr. Lei Guo, in his capacity as Trustee for Sichuan Yinfa Resource Development Co., Ltd., and China Health Resource, Inc. (“Lease Property”).  In addition, on December 30, 2008 (as Amended and Restated on January 21, 2009) in connection with the Lease Property, a Convertible Promissory Note (“Note”) was entered into between SYRD, with Mr. Lei Guo, in his capacity as Trustee for Sichuan Yinfa Resource Development Co., Ltd., and as authorized signatory for SYRD, and CHRI for use of said Lease Property; and

Whereas, the parties hereby mutually agree to terminate the Lease and Note pursuant to this Agreement

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to as follows:

1.           The Contract of Lease of Property, dated December 16, 2008, (“Lease”) is hereby terminated and canceled.

2.           The Amended and Restated Convertible Promissory Note, dated January 21, 2009, (“Note”), with the effective date of December 30, 2008, is hereby terminated and cancelled.

3.           The 43,000,000 shares of Class A Common Stock issued to Mr. Lei Guo, Trustee by China Health Resource, Inc., on December 30, 2008, shall be retained by Mr. Lei Guo, Trustee, under the terms of the Contract of Lease Of Property and Amended and Restated Convertible Promissory Note.

4. The 12,605,615 shares of Class A Common Stock issued to Mr. Lei Guo, Trustee by China Health Resource, Inc., on March 30, 2009, under the terms above Contract of Lease of Property and the Amended and Restated Convertible Promissory Note, are hereby withdrawn and canceled.

5. Each party shall execute all instruments and sign all agreements or documents that are reasonably required to fully, promptly implement or consummate the above actions, including, without limitation, the surrender of the stock certificates with all required endorsements and seals that are referenced in paragraph 4 above.

Therefore, the parties agree that no further obligations are due to either party under the Lease or Note.

This Agreement may be signed in multiple counterparts, each one being the same agreement and instrument. If any provision of this Agreement is determined by a court to be unenforceable or illegal, then the parties agree that the remaining valid provisions shall constitute the entire agreement of the parties.  This Agreement was negotiated at arm’s length and without coercion or undue influence.  Each party has had a reasonable period to review this Agreement with its professional advisors prior to signing below.

The parties have entered into this Agreement as of the date first written above.

Date:  July 30, 2009

China Health Resource, Inc.	Sichuan Yinfa Resource Co., Ltd.

By: /s/ Jiayin Wang	By: /s/ Lei Guo
Name: Jiayin Wang	Name: Lei Guo
Title: President and Director	Title: Trustee

Mr. Lei Guo

Signature: /s/ Lei Guo Lei Guo